Exhibit 23

                               DELOITTE & TOUCHE LLP




CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-8 of our report dated February 6, 1995, appearing in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP
September 15, 1995